Exhibit 10.1

EXECUTION COPY

RECEIVABLES SALE AND SERVICING AGREEMENT

Dated as of December 6, 2013

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME

AS ORIGINATORS,

CMI RECEIVABLES FUNDING LLC,

as Buyer,

and

CUMULUS MEDIA HOLDINGS INC.,

as Servicer

Receivables Sale and Servicing Agreement

Receivables Sale and Servicing Agreement

i

EXHIBITS
Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)(ii)	Form of Subordinated Note
Exhibit 2.03	Form of Originator Support Agreement
Exhibit 9.05	Form of Power of Attorney

SCHEDULES
Schedule 4.01(b)	Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; Identification Numbers
Schedule 4.01(d)	Litigation
Schedule 4.01(r)	Deposit and Disbursement Accounts
Schedule 4.02(g)	Corporate, Legal and Trade Names

Receivables Sale and Servicing Agreement

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THIS RECEIVABLES SALE AND SERVICING AGREEMENT (this “Agreement”) is entered into as of December 6, 2013, by and among each of the persons signatory hereto from time to time as Originators, each an “Originator” and, collectively, the “Originators”), CUMULUS MEDIA HOLDINGS INC. (“Cumulus”), a Delaware corporation, in its capacity as servicer hereunder (in such capacity, the “Servicer”) and CMI RECEIVABLES FUNDING LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. The Buyer is a special purpose limited liability company, the sole member of which is the Member.

B. Buyer has been formed for the sole purposes of purchasing all Receivables originated by each Originator and financing such Receivables under the Funding Agreement.

C. Each Originator intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

D. In addition, the Member may, from time to time, contribute capital to the Buyer in the form of Contributed Receivables.

E. In order to effectuate the purposes of this Agreement and the Funding Agreement, Buyer desires to appoint Cumulus to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Cumulus is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01. Agreement to Transfer.

(a) Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Member, sell or contribute, to Buyer on the Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date, and Buyer agrees

Receivables Sale and Servicing Agreement

to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by an Originator to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and Buyer shall execute and deliver a Receivables Assignment on or before the Effective Date.

(b) Determination of Sold Receivables. On and as of each Transfer Date, (i) all Receivables then owned by each Originator (other than the Member) and not previously acquired by Buyer shall be sold immediately upon its creation, and (ii) to the extent Receivables then owned by the Member have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables shall be sold to Buyer (each such Receivable sold immediately upon its creation pursuant to clauses (i) and (ii) above, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c) Payment of Sale Price. (i) In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price therefor (x) in Dollars in immediately available funds, or (y) with the proceeds of a Subordinated Loan as provided in clause (ii) below. All cash payments by Buyer under this Section 2.01(c)(i) shall be effected by means of a wire transfer or Automatic Clearinghouse (ACH) on the day when due to such account or accounts as the Originators may designate from time to time.

(i) To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to Buyer in an amount not to exceed the lesser of (i) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) hereto (a “Subordinated Note”) executed by Buyer and payable to such Originator. The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

(d) Determination of Contributed Receivables. Prior to the delivery of an Election Notice, on each Transfer Date on which Buyer cannot pay the Sale Price therefore in cash or with Subordinated Loans, the Member shall identify Receivables then owned by it which have not been previously acquired by Buyer, and may, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to the Buyer (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”), to the extent Buyer cannot so pay the Sale Price therefor in cash or through Subordinated Loans. Notwithstanding anything herein or in any other Related Document, the Member shall not be obligated to make additional contributions to Buyer at any time. If on any Transfer Date (i) the Member elects not to contribute Receivables to Buyer when the Buyer cannot pay the Sale Price therefore in cash or through Subordinated Loans, or (ii) any Originator (other than the Member) does not sell all of its then owned Receivables to Buyer, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”). Notwithstanding the foregoing, no Election Notice shall be deemed to be delivered for purposes of this clause (d) if, in connection with an Election Notice, an Originator will no longer sell all of its Receivables in connection with an Originator Disposition and Buyer shall comply with Section 2.04(b) of the Funding Agreement in respect of any related repurchase of Transferred Receivables reasonably promptly thereafter.

(e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

Receivables Sale and Servicing Agreement

(f) Reconstruction of General Trial Balance. Each Originator agrees to generate and provide its General Trial Balance at the request of Buyer from time to time.

(g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type, (C) the Credit and Collection Policies and (D) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement. Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of the Buyer and its assigns and pledgees.

Section 2.02. Grant of Security Interest. The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale or contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or contribution that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect thereto, including interest thereon at the rate shown in the Wall Street Journal as the “Prime Rate”).

Section 2.03. Originator Support Agreement. The Parent hereby agrees that in the event that any of its Affiliates become parties to this Agreement as Originators, the Parent shall undertake and agree, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each such Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an Originator Support Agreement in the form attached hereto as Exhibit 2.03, to more fully evidence such undertaking.

Section 2.04. Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any

Receivables Sale and Servicing Agreement

of its respective duties or obligations under any such Receivables or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 2.05. Sale Price Credits. If on any day the Outstanding Balance of a Receivable is reduced or canceled as a result of any Dilution Factor then, in such event, the Buyer shall be entitled to a credit (each, a “Sale Price Credit”) against the Sale Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation. If such Sale Price Credit exceeds the Sale Price of the Receivables being sold by the applicable Originator on any such day, then such Originator shall pay the remaining amount of such Sale Price Credit in cash promptly thereafter, provided that if the Commitment Termination Date has not occurred, the applicable Originator shall be allowed to deduct the remaining amount of such Sale Price Credit from any indebtedness owed to it under a Subordinated Note to the extent permitted thereunder.

ARTICLE III

[RESERVED]

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Representations and Warranties. To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Transaction Party, as applicable, and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a) Corporate Existence; Compliance with Law. Each Transaction Party (i) is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing would not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation or certificate of formation and by-laws, operating agreement or limited liability agreement, as applicable; and (vi) is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. Each Originator is a registered organization of the type and is organized under the laws of the State set forth in Schedule 4.01(b) (which is its only jurisdiction of organization) and each such Originator’s organizational identification number (if any), the current location of such Originator’s chief executive office, principal place of business, other offices and premises within which any records relating to the Receivables is stored or located, and the locations of its records concerning the Receivables are set

Receivables Sale and Servicing Agreement

forth in Schedule 4.01(b) and none of such locations has changed within the past three (3) months. Since six (6) months prior to the Closing Date, except as set forth in Schedule 4.01(b), no Originator has been known as or used any corporate, legal, limited liability company, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator.

(c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person’s powers; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of such Person’s organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date. On or prior to the Effective Date, each of the Related Documents shall have been duly executed and delivered by each Transaction Party that is a party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in proceeding in equity or law).

(d) No Litigation. No Litigation is pending or, to the actual knowledge of any Transaction Party, overtly threatened in writing against any Transaction Party or any other Subsidiary of the Parent that (i) challenges such Transaction Party’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e) Solvency. After giving effect to the sale or contribution of Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent.

(f) Material Adverse Effect. Since September 30, 2013, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Receivables; Liens. From and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim (other than any Adverse Claim that is released automatically upon the transfer of such Transferred Receivable to the Buyer) or restrictions on transferability. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables originated or acquired by it and its other properties and assets. Each Originator has rights in and full power to transfer its Receivables hereunder. No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables except with respect to the Liens granted to Buyer hereunder.

Receivables Sale and Servicing Agreement

(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. All of the issued and outstanding Stock of each Originator is directly or indirectly owned by the Parent.

(i) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by or on behalf of any Transaction Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 4.02(k), unless the failure to file any such return, report or statement, or the failure to pay any such charges or fine, penalty, interest, late charge or loss, could reasonably not be expected to have a Material Adverse Effect.

(j) Intellectual Property. As of the Closing Date, to its knowledge each Originator owns or has rights to use all material intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed as of such date to be conducted by it except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and no such Originator is aware of any infringement claim asserted by others of any material intellectual property of any Originator except for claims that would not reasonably be expected to result in a Material Adverse Effect.

(k) Full Disclosure. All information furnished by or on behalf of any Transaction Party to the Buyer or any of its assignees or pledgees in connection with this Agreement or any other Related Document when taken as a whole is true and accurate in every material respect, and no such information contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

(l) Notices to Obligors. Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Collection Account.

(m) ERISA. Except as would not have a Material Adverse Effect: (i) each Transaction Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and of the Code relating to Plans; (ii) no Reportable Event or non-exempt Prohibited Transaction has occurred or is reasonably expected to occur with respect to any Plan; (iii) there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) no Lien in favor of the PBGC or any Single Employer Plan has been imposed upon any Transaction Party or any ERISA Affiliate that remains unsatisfied; (v) no Transaction Party and no ERISA Affiliate has received from the PBGC or a plan administrator any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA; (vi) no Transaction Party and no ERISA Affiliate has incurred any Withdrawal Liability that remains unsatisfied; and (vii) no Transaction Party and no ERISA Affiliate has received any notice concerning the imposition of Withdrawal Liability or any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(n) Brokers. No broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

Receivables Sale and Servicing Agreement

(o) Margin Regulations. No Transaction Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Transaction Party owns any Margin Stock, and no portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Transaction Party will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(p) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(q) Government Regulation. No Transaction Party is required to be registered as an “investment company” within the meaning of the Investment Company Act.

(r) Deposit and Disbursement Accounts. Schedule 4.01(r) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit accounts established for the receipt of collections on accounts receivable, including any Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(s) Representations and Warranties in Other Related Documents. Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, the Buyer as if the same were set forth in full herein. Each Transaction Party consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Lenders (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.

(t) Receivables. With respect to each Transferred Receivable acquired by the Buyer hereunder:

(i) Each Receivable included as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;

(ii) Immediately prior to its transfer to Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, contribute assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

Receivables Sale and Servicing Agreement

(iii) The Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

(iv) As of the applicable Transfer Date, the Originator of such Receivable has no knowledge of any fact (including Dilution Factors and any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due.

(u) Fair Value. With respect to each Transferred Receivable acquired by the Buyer hereunder, (i) the consideration received from the Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and taking into account any increase in the outstanding balance of the Subordinated Note.

(z) Supplementary Representations.

(i) Receivables. Each Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. Immediately prior to the Transfer of any Transferred Receivable on any Transfer Date, the Originators owned and had good and marketable title to the Transferred Receivables and the Collections free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables and the Collections in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.

(iii) Perfection. Within 10 days of the Effective Date, each Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale or contribution, as applicable, of the Transferred Receivables from such Originator to the Buyer pursuant to this Agreement.

(iv) Priority.

(A) Other than (1) the transfer of the Receivables by the Originators to the Borrower pursuant to this Agreement and (2) security interests which shall be released upon the transfer of the Receivables hereunder, no Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables to any other Person.

(B) No Originator has authorized, or is aware of, any filing of any financing statement against any Originator that includes a description of collateral covering the Transferred Receivables or any other assets transferred to the Buyer hereunder, other than any financing statement (i) filed pursuant to this Agreement and the Funding Agreement, or (ii) that has been validly terminated or amended on or prior to the date hereof.

(C) As of the Closing Date, no Originator is actually aware of any judgment, ERISA or tax lien filings against any Originator.

Receivables Sale and Servicing Agreement

(D) None of the Accounts or any of the Lockboxes are in the name of any Person other than the Borrower or the Administrative Agent. No Originator has consented to any Bank complying with instructions of any Person other than the Administrative Agent.

(v) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01(v) shall be continuing, and remain in full force and effect until the Termination Date.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02. Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

(a) Offices and Records. Each Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables. Upon the request of Buyer, each Originator shall (i) if any Termination Event shall have occurred and be continuing, at the request of Buyer, mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Lenders, has a Lien, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.

(b) Access. Each Originator shall, at its own expense, during normal business hours, from time to time upon five Business Days’ prior notice (or, if a Termination Event is continuing, one Business Day’s prior notice) as frequently as Buyer or the Servicer determines to be appropriate: (i) provide Buyer, the Servicer and any of their respective officers, employees, assignors and agents access to the properties of such Originator (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Originator related thereto, (ii) permit Buyer and the Servicer and any of their respective officers, employees, assignors and agents to inspect, audit and make extracts from such Originator’s books and records relating to the Transferred Receivables, including all Records, (iii) permit each of Buyer and the Servicer and their respective officers, employees, assignors and agents to inspect, review and evaluate the Transferred Receivables of such Originator and (iv) permit each of Buyer and the Servicer and their respective officers, employees, assignors and agents to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the other Related Documents or its affairs, finances and accounts of such Originator with any of officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and, if a Termination Event has occurred and is continuing with its independent certified public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract). Each Originator shall not be required to pay or reimburse the costs of more than two (2) any of the visitations described in the immediately preceding sentence in any calendar year so long as no

Receivables Sale and Servicing Agreement

Termination Event is continuing. Each Originator shall deliver any document or instrument necessary for Buyer or the Servicer, as Buyer or the Servicer may from time to time request, to obtain records relating to the Transferred Receivables from any service bureau or other Person that maintains records for such Originator relating to the Transferred Receivables, and shall maintain duplicate records or supporting documentation relating to the Transferred Receivables on media, including computer tapes and discs owned by such Originator. For purposes of this paragraph, “assignors” includes the Administrative Agent.

(c) Delivery of Records. If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d) Compliance With Credit and Collection Policies. Each Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

(e) Assignment. Each Originator agrees that, to the extent permitted under the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 6.14 and that such assignees are third party beneficiaries of the Buyer’s rights hereunder.

(f) Compliance with Agreements and Applicable Laws. Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.01(m).

(g) Maintenance of Existence and Conduct of Business. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence; (ii) continue to conduct its business substantially as now conducted or is similar, reasonably related, incidental, complementary or ancillary thereto; (iii) at all times maintain, preserve and protect all of its material assets and properties which are necessary in the conduct of its business, including all material licenses, permits, charters and registrations, except for licenses, permits, charters or registrations the loss of which would not reasonably be expected to result in a Material Adverse Effect; and (iv) transact business only in such legal and trade names as are set forth in Schedule 4.02(g) or, upon 30 days’ prior written notice to Buyer, in such other legal or trade names with respect to which all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(h) Notice of Material Event. Each Originator shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:

(i) Any Litigation which may exist at any time between the Parent, the Member, any Originator or the Servicer and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Parent, the Member, any Originator or the Servicer, which in any case could reasonably be expected to have a Material Adverse Effect;

Receivables Sale and Servicing Agreement

(ii) Any Litigation affecting the Parent, the Member, any Originator or the Servicer (i) in which more than $35,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect;

(iii) the occurrence of any event that would have a Material Adverse Effect on the aggregate value of the Transferred Receivables or on the assignments and Liens granted by the Borrower pursuant to this Agreement;

(iv) (A) any Adverse Claim other than any Permitted Encumbrance made or overtly asserted in writing against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time sale to Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;

(v) each infringement or overt written claim of infringement by any Person of any material intellectual property of any Originator which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(vi) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(vii) copies of any documents or notices described in Sections 101(k) or 101(l) of ERISA that any Transaction Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Transaction Parties or their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of an applicable Multiemployer Plan, then such Originator shall cause the Transaction Parties and/or their ERISA Affiliates to promptly make a request for such documents or notices from the administrator or sponsor of such Multiemployer Plan and Borrower shall provide copies of such document and notices promptly after receipt thereof;

(viii) the occurrence of any Reportable Event that, alone or together with any other Reportable Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, and in addition to such notice, deliver to Buyer whichever of the following may be applicable: (A) a certificate of the Responsible Officer setting forth details as to such Reportable Event and the action that the Transaction Parties or ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC in connection with such Reportable Event; or

(ix) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

Receivables Sale and Servicing Agreement

(i) Separate Identity.

(i) Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account (whether consolidated together or individually) separate from those of Buyer.

(ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) Buyer’s sole business consists of the purchase of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer’s assets prior to any value in Buyer becoming available to Buyer’s equity holders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

(iii) Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

(iv) Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

(v) Each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Member or Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of Buyer.

(vi) No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.

(vii) The operating expenses and liabilities of Buyer shall be paid from Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.

(viii) Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

(ix) Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Jones Day delivered pursuant to the Schedule of Documents.

(j) Environmental Notices. Each Originator shall give Buyer prompt written notice of any overt written claims against the Parent, any Originator or any other material domestic Subsidiary of the Parent based on environmental laws which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Receivables Sale and Servicing Agreement

(k) Payment, Performance and Discharge of Obligations.

(i) Subject to Section 4.02(k)(ii), each Originator shall (and shall cause the Servicer, the Parent and each of their material domestic subsidiaries to) pay, perform and discharge or cause to be paid, performed and discharged all of its material obligations and liabilities, including all material Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, when due, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(ii) Each Originator and the Servicer, the Parent and each of their material domestic subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such other Person, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) no material portion of its Receivables may become subject to forfeiture or loss as a result of such contest and (D) no Lien may be imposed on any of the Receivables to secure payment of such Charges or claims other than inchoate tax liens.

(l) Deposit of Collections. Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Receivables directly into a Lockbox or Collection Account, and (ii) deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders)). No Originator shall make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(m) Originators to Maintain Perfection and Priority. In order to evidence the interests of the Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are reasonably requested by the Buyer) to maintain and perfect, as a first-priority interest, the Buyer’s ownership and security interest in the Transferred Receivables and any other assets sold or contributed to the Buyer pursuant hereto. Each Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer for the Buyer’s authorization and approval all financing statements, amendments or continuations or other filings necessary to continue, maintain and perfect the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto as a first-priority interest. Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Buyer. Each Originator agrees to maintain perfection and priority of the Lien in its Transferred Receivables in accordance with Section 6.13 hereof.

Receivables Sale and Servicing Agreement

Section 4.03. Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the Termination Date:

(a) Sale of Receivables and Related Assets. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables or Contracts therefor, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.

(b) Liens. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables and except for Adverse Claims that are and will be automatically released upon the transfer of such Receivables to Buyer pursuant to this Agreement.

(c) Modifications of Receivables or Contracts. No Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor to the extent related to a Transferred Receivable. It is understood that the Servicer and the Borrower may modify Receivables as expressly contemplated by the Related Documents.

(d) Sale Characterization. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer.

(e) Capital Structure and Business. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make any changes in any of its business objectives, purposes, operations or its capital structure that could reasonably be expected to have or result in a Material Adverse Effect. No Originator shall change the type of entity it is, its jurisdiction of organization or formation or its organizational identification number, if any, issued by its state of organization or formation, except upon 30 days’ prior written notice to Buyer and with respect to which jurisdiction all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(f) Actions Affecting Rights. No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g) Change to Credit and Collection Policies. No Originator shall fail to comply in any material respect with, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer.

Receivables Sale and Servicing Agreement

(h) Adverse Tax Consequences. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.

(i) No Proceedings. From and after the Effective Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.

(j) Mergers, Acquisitions, Sales, etc. No Originator shall be a party to any merger or consolidation, except a merger or consolidation where an Originator is the surviving entity or directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets. In connection with any merger or consolidation of an Originator that is permitted pursuant to this Section 4.03(j), each Originator will (i) provide written notice thereof to the Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that the Buyer deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of the Buyer’s ownership interest in the Receivables.

(k) Commingling. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account, provided that after the Commitment Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, no Originator shall instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account. If any funds not constituting collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and such Originator so notifies Buyer, Buyer shall notify the Administrative Agent to promptly remit any such amounts to the applicable Originator.

(l) Purchases of Receivables. No Originator shall, directly or indirectly, purchase any accounts receivable from any Person without the express written consent of the Buyer.

Section 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or Buyer of any breach of representation, warranty or covenant described in Section 4.01(g), 4.01(l), 4.01(t), 4.01(u), 4.01(v), 4.02(l), 4.03(a), 4.03(b), 4.03(c), 4.03(d), 4.03(k), and 4.03(l) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant shall, if requested by notice from Buyer, on the second Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash remitted to the a Collection Account or a Concentration Account, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) in the case of the Member, make a capital contribution in cash to Buyer by remitting the amount of such capital contribution to the Collection Account, in each case, in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus Collections received in respect thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Collection Account.

Receivables Sale and Servicing Agreement

ARTICLE V

INDEMNIFICATION

Section 5.01. Indemnification. Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees including the Lenders and the Administrative Agent, or any of their respective Affiliates, officers, directors, employees, representatives or agents and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of services giving rise to such Receivable or the furnishing or failure to furnish such services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);

(v) any products liability claim or other claim arising out of or in connection with services that are the subject of any Contract;

Receivables Sale and Servicing Agreement

(vi) the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

(vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or to cause the effectiveness of other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, any Collections in respect thereof, the Collection Accounts or the Lockboxes, whether at the time of any such Transfer or at any subsequent time, in each case, to the extent such filing or effectiveness is necessary to maintain the perfection and priority of Buyer’s interest in such property;

(viii) any investigation, litigation or proceeding related to this Agreement or any other Related Document or the ownership of Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Buyer, the Servicer or any Originator in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or by any other Related Document;

(ix) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x) any failure of (x) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement or (y) the Concentration Account Bank to comply with the terms of the Concentration Account Agreement;

(xi) any action or omission by such Originator which reduces or impairs the rights of the Buyer or any of its assigns with respect to any Transferred Receivable or the value of any such Receivable;

(xii) any attempt by any Person to void any Transfer or the Lien granted hereunder under statutory provisions or common law or equitable action;

(xiii) any Termination Event described in Section 8.01(d) or (e); or

(xiv) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

Section 5.02. Indemnities by the Servicer.

(a) Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or

Receivables Sale and Servicing Agreement

inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer;

(iv) any Event of Servicer Termination described in Section 8.01(c) or (d);

(v) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person;

(vi) any investigation, litigation or proceeding relating to the Servicer in which any Buyer Indemnified Person becomes involved as a result of any of the transactions contemplated by the Related Documents;

(vii) any action or omission by the Servicer which reduces or impairs the rights of the Buyer, the Administrative Agent or any Secured Party with respect to any Transferred Receivable or the value of any Transferred Receivable; or

(viii) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by the Servicer or any of its Affiliates in servicing, administering or collecting an Transferred Receivables.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02 shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within 10 calendar days following demand therefor.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice,

Receivables Sale and Servicing Agreement

demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 6.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:

c/o Cumulus Media Holdings Inc.

3280 Peachtree Road, N.W., Suite 2300

Atlanta, GA 30305

Attention: Richard Denning, JP Hannan, David Gould

Facsimile: 404-260-6877

With a copy which shall not constitute notice to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

Attention: John E. Zamer, Esq.; David Conroy, Esq.

Telecopy: (404) 581-8330; (212) 755-7306

Buyer:

CMI Receivables Funding LLC

c/o Cumulus Media Holdings Inc.

3280 Peachtree Road, N.W., Suite 2300

Atlanta, GA 30305

Attention: Richard Denning, JP Hannan, David Gould

Facsimile: 404-260-6877

With a copy which shall not constitute notice to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

Attention: John E. Zamer, Esq.; David Conroy, Esq.

Telecopy: (404) 581-8330; (212) 755-7306

Servicer:

c/o Cumulus Media Holdings Inc.

3280 Peachtree Road, N.W., Suite 2300

Atlanta, GA 30305

Attention: Richard Denning, JP Hannan, David Gould

Facsimile: 404-260-6877

Receivables Sale and Servicing Agreement

With a copy which shall not constitute notice to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

Attention: John E. Zamer, Esq.; David Conroy, Esq.

Telecopy: (404) 581-8330; (212) 755-7306

Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02. No Waiver; Remedies. Buyer’s failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer shall not waive any of the provisions set forth in Section 4.01(v) or Section 4.02(m) if such waiver would adversely affect the Ratings. Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Receivables shall not be required.

Section 6.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, shall be void. Each Originator and the Servicer acknowledges that Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator and the Servicer agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and Buyer with respect to the transactions contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Receivables Sale and Servicing Agreement

Section 6.04. Termination; Survival of Obligations.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator, the Servicer or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator or the Servicer to Buyer, including those set forth in Sections 4.04, 5.01, 6.12, 6.14 and 6.15, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator and the Servicer, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(i), 6.03, 6.12 and 6.14 shall be continuing and shall survive any termination of this Agreement.

Section 6.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided, that, prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Originator or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07. Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Related Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower and each other Transaction Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and

Receivables Sale and Servicing Agreement

unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Related Documents. The parties hereto (and, to the extent set forth in any other Related Document, each other Transaction Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Transaction Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Related Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Transaction Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 12.09 shall affect the right of Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Transaction Party in any other jurisdiction.

(e) Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER RELATED DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Section 6.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 6.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11. No Setoff. Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, all of which rights are hereby expressly waived by such Originator.

Receivables Sale and Servicing Agreement

Section 6.12. Confidentiality.

(a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, each Originator, the Servicer and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties (other than its directors, officers, employees, accountants or counsel and any Secured Parties) Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to a Secured Party.

(b) Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator or the Servicer shall consult with Buyer prior to the issuance of such news release or public announcement.

(c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators and the Servicer otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators, the Servicer and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator or the Servicer, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Secured Party and each Secured Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)); (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Originators and/or the Servicer with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable Originator or Servicer or (8) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Buyer or Secured Party on a nonconfidential basis from a source other than the Parent or any Subsidiary thereof.

Receivables Sale and Servicing Agreement

Section 6.13. Further Assurances.

(a) Each Originator shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may reasonably request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes Buyer, to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator’s receipt thereof and promptly delivered to Buyer.

(b) If any Originator fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Originator upon demand of Buyer.

Section 6.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses incurred by Buyer, (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15. Nonrecourse Obligations Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be without recourse to the Buyer except to the extent that funds from Advances or Collections are available to the Buyer pursuant to the terms of the Funding Agreement for such payment (collectively, the “Buyer Available Amounts”), in the event that amounts payable to the Originators pursuant to this Agreement exceed the Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as the Buyer has Buyer Available Amounts.

Receivables Sale and Servicing Agreement

ARTICLE VII

SERVICER PROVISIONS

Section 7.01. Appointment of the Servicer. Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents, to enforce Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.01 or 9.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of the Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (i) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (ii) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (iii) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.

Section 7.02. Duties and Responsibilities of the Servicer.

(a) Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies and industry practice for the servicing of accounts receivable similar to such Transferred Receivables.

(b) In addition to the foregoing, in order to ensure that the Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:

(i) preparation and delivery on behalf of Buyer all Borrowing Requests, Repayment Notices and Reports and other notices and reports contemplated under the Funding Agreement;

(ii) calculation and monitoring of the Borrowing Base and the components thereof, and whether the Receivables included in the calculation of the Net Receivables Balance constitute fact Eligible Receivables; and

(iii) maintenance and administration of the Collection Accounts and the Concentration Account in accordance with Article VIII of the Funding Agreement.

Section 7.03. Collections on Receivables.

(a) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In addition, if an Obligor is an obligor on Transferred Receivables and any other Receivables or indebtedness owed to any Originator, the Parent or any of their respective Affiliates then, unless otherwise required by applicable law, Collections on such Transferred Receivables or other Receivables or indebtedness shall be treated first, as a Collection of any Transferred Receivables of such Obligor, in the order in which they were originated, before being applied to any other Receivables or other indebtedness of such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

Receivables Sale and Servicing Agreement

(b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to the Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to Buyer.

(c) Authorization of the Servicer. Buyer hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commencing proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjusting, settling or compromising any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. The Borrower shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Buyer shall have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Buyer deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make Buyer or any Secured Party a party to any Litigation without, as the case may be, Buyer or such Secured Party’s express prior written consent.

(d) Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date. Such Servicing Fees shall be payable from available funds in accordance with Section 2.07 and 2.08 of the Funding Agreement. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

Section 7.04. Covenants of the Servicer. The Servicer covenants and agrees that from and after the Effective Date and until the Termination Date:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Related Documents. The Servicer shall comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except, in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence; (ii) continue to conduct its business substantially as now conducted or is similar, reasonably related, incidental, complementary or ancillary thereto; and (iii) at all times maintain, preserve and protect all of its material assets and properties which are necessary in the conduct of its business, including all material licenses, permits, charters and registrations, except for licenses, permits, charters or registrations the loss of would not reasonably be expected to result in a Material Adverse Effect.

Receivables Sale and Servicing Agreement

(c) Deposit of Collections. The Servicer shall deposit or cause to be deposited promptly into a Lockbox or Collection Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable, including any amounts held in the Operating Account.

(d) Compliance with Credit and Collection Policies. The Servicer shall comply in all material respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, except that the Servicer may (i) reduce the Outstanding Balance of a Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due Receivable (it being understood that, to the extent that any such modification causes any Receivable to fail one or more of the criteria set forth in the definition of “Eligible Receivable” in Annex X hereto, such Receivable shall cease to be an Eligible Receivable for purposes of this Agreement).

(e) Ownership of Transferred Receivables; Servicing Records. The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of the Buyer and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Lenders; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Receivables and (b) any other reductions in the Outstanding Balance of the Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date the Reports are due under the Funding Agreement, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Buyer, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the assignment of the Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement. Upon the occurrence and during the continuance of a Termination Event, the Servicer shall deliver and turn over such books and records to the Buyer or its representatives at any time on demand. The Servicer shall permit any representative of the Buyer to inspect such books and records and shall provide photocopies thereof to Buyer as more specifically set forth in Section 7.04(h).

(f) Payment and Performance of Charges and other Obligations.

(i) Subject to Section 7.04(e)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any amount thereof shall become past due.

Receivables Sale and Servicing Agreement

(ii) The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(e)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence and (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens.

(g) Access. The Servicer agrees to provide Buyer and the Buyer’s officers, employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to the Buyer in Section 4.02(b).

(h) Communication with Accountants. If a Termination Event has occurred and is continuing, the Servicer authorizes Buyer to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts directly with its independent certified public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

(i) Collection of Transferred Receivables. In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that applicable Originator may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Buyer, for deposit into the Agent Account, an amount equal to the Outstanding Balance of any such Transferred Receivable. If a Trigger Event is continuing, then the Buyer (or the Administrative Agent) may, without prior notice to any Originator or the Servicer, (x) deliver Notices of Exclusive Control to exercise its right to take exclusive ownership and control of (1) the Collections and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements and (2) the Concentration Account and an account of the Borrower (in which case the Servicer shall be required to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the Agent Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent and direct that payments of all amounts due or to become due to the Buyer thereunder be made directly to the Buyer or any servicer, collection agent or Lockbox or other account designated by the Buyer and the Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

(j) Performance of Borrower Assigned Agreements. The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Buyer in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.

(k) License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) a limited license to

Receivables Sale and Servicing Agreement

use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) for purposes of the limited license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license without giving the Servicer prior written notice.

(l) Deposit of Collections. The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox or a Collection Account, and (ii) deposit or cause to be deposited promptly into a Lockbox or a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders). The Servicer shall not make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, the Servicer shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account. Within sixty days of the Closing Date, (A) the Servicer shall (and shall cause the Buyer to) cause the Operating Account to be designated a Collection Account and be subject to a fully executed Collection Account Agreement and (B) the Servicer shall (and shall cause the Buyer to) shall establish a separate account for all amounts held in the Operating Account that are not Transferred Receivables and transfer all such amounts to such separate account. Notwithstanding any provision in this Agreement or any other Related Document, the existence of the Operating Account, the commingling of funds therein or the payment of Obligors to such account for such sixty day period after the Closing Date, shall not constitute a Termination Event, an Event of Servicer Termination, an Incipient Termination Event or Event of Default.

(m) Commingling. Except as provided in Section 6.1(d) of the Funding Agreement, the Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account except as otherwise permitted by Section 4.03(k) hereof. If any funds not constituting Collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and the Servicer so notifies Buyer, Buyer shall promptly remit any such amounts to the applicable Originator. So long as any Transferred Receivables of an Obligor remain unpaid, the Servicer shall not instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account.

(n) Separate Identity. The Servicer shall comply with Section 4.02(i) to the same extent as if it were an Originator.

Section 7.05. Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Effective Date and the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Lenders and the Administrative Agent, on behalf of the Buyer, the financial statements, notices, reports, and other information set forth in Annex 5.02 to the Funding Agreement at the times, to the Persons and in the manner set forth in Annex 5.02 of the Funding Agreement.

Receivables Sale and Servicing Agreement

ARTICLE VIII

EVENTS OF SERVICER TERMINATION

Section 8.01. Events of Servicer Termination. If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):

(a) the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for one (1) Business Day or more; (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 7.05 or any other report related to the Receivables as required by the other Related Documents and the same shall remain unremedied for two (2) Business Days or more; or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for two (2) Business Days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof from the Administrative Agent; or

(b) any of the following shall occur:

(i) the Servicer shall fail to make payment of any monetary damage under any Related Document and the same shall remain unremedied for two (2) Business Days or more after notice thereof from the Administrative Agent;

(ii) the Servicer shall fail or neglect to perform, keep or observe any requirement set forth in Sections 4.01(a)(i), 4.03 or 7.04(b)(i) of this Agreement; or

(iii) the Servicer shall fail or neglect to perform, keep or observe any requirement set forth in Section 4.02(i), Section 7.04(c), 7.04(m) of this Agreement and the same shall remain unremedied for two (2) Business Days after the date specified for performance of any such requirement;

(iv) the Servicer shall fail or neglect to perform, keep or observe any other covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for thirty (30) days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof;

(c) (i) the Servicer shall default in any payment of principal of or interest on any Debt (excluding any intercompany Debt), beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of the holder or holders of such Debt) to cause, without the giving of notice if required, or any applicable grace period having expired, provided that the aggregate amount of all such Debt (without duplication of any Debt in respect thereof) which would then become due or payable as described in this Section 8.01(c) would equal or exceed $35,000,000; or

Receivables Sale and Servicing Agreement

(d) a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (c), or (y) any of the events described in Section 8.01(d) shall have occurred; or

(e) the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

(f) the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(g) one or more final judgments or decrees shall be entered into against the Servicer involving in the aggregate a liability (not paid or fully covered by insurance) of $35,000,000 or more to the extent that all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

(h) (i) any information contained in any Report is untrue or incorrect in any respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Report) made or delivered by the Servicer to any Secured Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty (it being understood that such materiality threshold shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification), if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04; or

(i) a Termination Event shall have occurred or this Agreement shall have been terminated; or

(j) the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of the Buyer; or

(k) (i) A Reportable Event shall have occurred; (ii) any Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; (iii) a non-exempt Prohibited Transaction shall have occurred with respect to any Plan; (iv) the Servicer or any ERISA Affiliate shall have failed to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or a required contribution to a Multiemployer Plan, in either case whether or not waived; (v) a determination shall have been made that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) the Servicer or

Receivables Sale and Servicing Agreement

any ERISA Affiliate shall have incurred any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Single Employer Plan; (vii) the Servicer or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan the Servicer or ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (viii) the Servicer or any ERISA Affiliate shall have received from the sponsor of a Multiemployer Plan a determination that such Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions if any, would result in a Material Adverse Effect; or

(l) a Change of Control shall occur;

then, and in any such event, the Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Receivables Sale and Servicing Agreement

ARTICLE IX

SUCCESSOR SERVICER PROVISIONS

Section 9.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Section 9.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, the Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Buyer an instrument in form and substance acceptable to the Buyer.

Section 9.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

(a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise reasonably acceptable to the Buyer and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Agent Account under the Funding Agreement and (ii) copies of all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be reasonably required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

(b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.

(c) In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall timely deliver to the Administrative Agent or its designee, at a place designated by the Administrative Agent or such designee, all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be

Receivables Sale and Servicing Agreement

delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.

Section 9.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 9.05. Power of Attorney. On the Closing Date, the Servicer shall execute and deliver a power of attorney in substantially in the form attached hereto as Exhibit 9.05 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible. The powers conferred on the Buyer under each Power of Attorney are solely to protect the interests of the Buyer in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Buyer or the Successor Servicer to exercise any such powers.

Section 9.06. No Proceedings. Each Originator and Servicer agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement. This Section 9.06 shall survive the termination of this Agreement.

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Receivables Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

CUMULUS MEDIA HOLDINGS INC., as an Originator and as the Servicer

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

ALPHABET ACQUISITION CORP., as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

ATLANTA RADIO, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

BROADCAST SOFTWARE INTERNATIONAL, INC., as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

CHICAGO RADIO ASSETS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

CITADEL BROADCASTING COMPANY, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

Receivables Sale and Servicing Agreement

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CMP KC CORP., as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

CUMULUS BROADCASTING, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

DC RADIO ASSETS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

DETROIT RADIO, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

LA RADIO, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

MINNEAPOLIS RADIO ASSETS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

NY RADIO ASSETS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

Receivables Sale and Servicing Agreement

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RADIO NETWORKS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

SAN FRANCISCO RADIO ASSETS, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

SUSQUEHANNA RADIO CORP., as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

SWEETJACK, LLC, as an Originator

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

CMI RECEIVABLES FUNDING LLC, as the Buyer

By	/s/ Richard S. Denning
Name:	Richard S. Denning
Title:	Senior Vice President

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